SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2006

TII NETWORK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State of Incorporation)

1-8048	66-0328885

(Commission File No.)	(IRS Employer Identification No.)

1385 Akron Street, Copiague, New York	11726

(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On August 11, 2006, the Company’s Board of Directors elected Kenneth A. Paladino as the Company’s President and Chief Executive Officer and a director to replace Timothy J. Roach who retired and resigned as President, Chief Executive Officer, a director and an employee of the Company.

        Mr. Paladino, 49, has been Vice President-Finance and Chief Financial Officer of the Company since September 2000, Treasurer since June 2001 and Chief Operating Officer since December 2004. From February 2000 until he joined the Company, Mr. Paladino was an independent consultant. Prior thereto, Mr. Paladino served as Chief Financial Officer from 1995 until February 2000, and for six years prior thereto as Corporate Controller, of EDO Corporation, a designer and manufacturer of advanced electronic and electro-mechanical systems. Mr. Paladino holds a Bachelor of Science degree in Accounting from Villanova University and is a Certified Public Accountant in New York.

        In connection with the resignation and cessation of employment of Mr. Roach, the Company and Mr. Roach entered into an Agreement, dated as of August 11, 2006 (the “Consulting Agreement”), pursuant to which Mr. Roach is to serve, for a period of one year (the “Consulting Period”), as a consultant to the Company (i) to enable the Company to retain, preserve and continue its relationships and agreements with its current customers, (ii) to provide assistance and counseling to the Company to enable the Company to retain its key employees, (iii) to effect an orderly transition of his duties to the Company’s new President and Chief Executive Officer and (iv) to perform such other duties as the Board of Directors of the Company (the “Board”) or executive officers of the Company may reasonably assign to him from time to time. The Consulting Agreement provides that the Third Amended and Restated Employment Agreement, dated April 18, 2006, between the Company and Mr. Roach, has been terminated except that the provisions under which Mr. Roach has agreed to retain confidential certain information concerning the Company and acknowledges the Company’s proprietary rights with respect to, among other things, discoveries, inventions, know-how and trade secrets of the Company, shall remain in effect.

        For his services Mr. Roach is to receive compensation at the annual rate of $300,000. Pursuant to the terms of the Consulting Agreement, in the event that during the Consulting Period, Mr. Roach dies or becomes disabled, the Company is to pay his estate or legal representative, over the remaining Consulting Period, the balance of amounts payable to him under the Consulting Agreement. Stock options previously granted to Mr. Roach, to purchase an aggregate of 664,100 shares of the Company’s Common Stock, will remain outstanding in accordance with the terms of the plans and option agreements pursuant to which the options were granted, provided, however that, in the event the Company’s obligation to make payments to Mr. Roach is terminated for a material breach by Mr. Roach of the Consulting Agreement, the options will terminate. Mr. Roach has also agreed to limit the number of shares of the Company’s Common Stock he may sell in any three month period to the volume limitations provided in Rule 144 promulgated under the Securities Act of 1933, as amended, even when paragraph (k) of Rule 144 becomes applicable to him.

        Although Mr. Roach may accept employment during the Consulting Period, during the Consulting Period and during the twelve month period following the termination or expiration of the Agreement, Mr. Roach may not, without Board approval, accept employment, or act in the capacity of a consultant, agent or independent contractor, with any company that the Board reasonably determines is a competitor of the Company and, for a period ending on the first anniversary following the termination of the Agreement, he may not (a) hire (until 90 days after an employee’s termination of employment with the Company), solicit, induce or attempt to solicit or induce, directly or indirectly, any employee, consultant or agent of the Company to terminate his or her relationship with the Company or (b) induce or attempt to induce any supplier or customer of the Company to terminate or adversely change its relationship with the Company. The Consulting Agreement also contains mutual releases of any claims either the Company may have against Mr. Roach or Mr. Roach may have against the Company or, among others, past and present directors, shareholders, officers, employees, attorneys, agents and representatives of the Company, and employee benefit plans in which he is or has been a participant. Pursuant to the Older Workers Benefit Protection Act of 1990, Mr. Roach retains the right to revoke his acceptance of the Consulting Agreement until August 18, 2006.

        While the Company is not a party to an employment agreement with Mr. Paladino, it is a party to a Severance Agreement, dated October 14, 2005, with Mr. Paladino (the “Severance Agreement”). The Severance Agreement provides that, in the event the Company should terminate Mr. Paladino’s employment (other than for cause, as defined, including a breach of his confidentiality agreement with the Company, or as a result of death), or if Mr. Paladino voluntarily terminates his employment for good reason (in general, adverse changes in his responsibilities or conditions of employment, reductions in compensation or a requirement to relocate his principal place of employment by more than 50 miles), Mr. Paladino will be entitled to at least six months severance pay, the continuation, at the Company’s cost, of then existing group medical and other insurance for Mr. Paladino and his family for the severance period or, if not permitted, the payment of COBRA premium costs during such severance period, and for the acceleration of vesting of all stock options held by Mr. Paladino and an extension of the exercise period thereof to the fifteenth day of the third month following the date on which, or, if later, December 31 of the calendar year in which, the option would otherwise have expired.

        All officers of the Company are elected annually by the Company’s Board of Directors and hold office until their respective successors are elected and qualified. Officers may be removed at any time by the Board.

        The foregoing discussion of Mr. Roach’s Consulting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 99.1, and of Mr. Paladino’s Severance Agreement is qualified in its entirety by reference to the full text thereof which is Exhibit 99.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) October 14, 2005 filed with the Securities and Exchange Commission on October 20, 2005, and each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

99.1	Agreement, dated as of August 11, 2006, between the Company and Timothy J. Roach.

99.2	Severance Agreement, dated October 14, 2005, between the Company and Kenneth A. Paladino. Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) October 14, 2005, as filed with the Securities and Exchange Commission on October 20, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC.

Date: August 15, 2006	By: /s/ Kenneth A. Paladino
Kenneth A. Paladino
President, Chief Executive Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Agreement, dated as of August 11, 2006, between the Company and Timothy J. Roach.

99.2	Severance Agreement, dated October 14, 2005 between the Company and Kenneth A. Paladino. Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated (date of earliest event reported) October 14, 2005, as filed with the Securities and Exchange Commission on October 20, 2005.